Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form F-3ASR No. 333-287731) of América Móvil, S.A.B. de C.V. and subsidiaries and in the related Prospectus of our report dated May 14, 2025, with respect to the consolidated financial statements of América Móvil, S.A.B. de C.V. and subsidiaries included in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ MANCERA, S.C.
A member of Ernst & Young Global Limited
Mexico City, Mexico
April 28, 2026